UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 23, 2007
AMERISAFE, INC.
(Exact Name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	000-51520 (Commission File Number)	75-2069407 (IRS Employer Identification No.)
2301 Highway 190 West
DeRidder, Louisiana 70634
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (337) 463-9052
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 23, 2007 AMERISAFE, Inc. commuted reinsurance agreements with Munich Reinsurance America, Inc. (formerly known as American Reinsurance Company), covering portions of accident years 2002, 2003, and 2004.
     AMERISAFE received cash of approximately $24.5 million in exchange for releasing Munich Reinsurance America, Inc. from its reinsurance obligations under the commuted agreements and settling the commuted agreements’ profit contingency provisions. As a result of the commutation, AMERISAFE will book pre-tax commission income of approximately $1.7 million in the second quarter of 2007. At March 31, 2007 AMERISAFE had reinsurance receivables from Munich Reinsurance America, Inc. of approximately $23.0 million.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.
By:	/s/ Todd Walker
Todd Walker, Executive Vice President,
General Counsel and Secretary

Date: May 23, 2007